AMENDMENT NO. 1

TO THE SUBADVISORY AGREEMENT

This Amendment No. 1 (the “Amendment”), made and entered into as of November 4, 2022, is made a part of the Subadvisory Agreement between Columbia Management Investment Advisers, LLC, a Minnesota limited liability company (“Investment Manager”) and Allspring Global Investments, LLC, a Delaware limited liability company (“Subadviser”), dated June 15, 2021 (the “Agreement”).

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.	Schedule A. Schedule A to the Agreement shall be, and hereby is, deleted and replaced with the Schedule A attached hereto.

2.	Notices. Section 12 to the Agreement shall be, and hereby is, amended by deleting the addresses for Subadviser and Investment Manager and replacing them with the following:

In the case of Subadviser:

Allspring Global Investments, LLC

525 Market Street, 12th Floor

San Francisco, CA 94105

Attn: Client Administration

Email: Allspring.ClientAdministration@Allspring-global.com

with a copy to:

Allspring Global Investments, LLC

100 Heritage Reserve

Menomonee Falls, WI 53051

Attn: Client Administration

Email: Allspring.ClientAdministration@Allspring-global.com

In the case of Investment Manager:

David Weiss

Global Head of Multi-Manager Solutions

Ameriprise Financial, Inc.

290 Congress Street

Document Number: 364926

Boston, MA 02210

Tel: (617) 385-9606

Email: David.Weiss@columbiathreadneedle.com

with a copy to:

Ryan C. Larrenaga

Vice President and Chief Counsel

Ameriprise Financial, Inc.

290 Congress Street

Boston, MA 02210

Tel: (617) 385-9536

Email: RYAN.C.LARRENAGA@columbiathreadneedle.com

3.

Miscellaneous. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement. This Amendment may be executed in counterparts, each of which will be deemed an original and all of which together will be deemed to be one and the same agreement. As modified herein, the Agreement is confirmed and remains in full force and effect.

[REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

Document Number: 364926

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the day and year first above written.

Columbia Management Investment Advisers, LLC		Allspring Global Investments, LLC

By:	/s/ David Weiss	By:	/s/ Anthony Reading-Brown
	Signature		Signature

Name:	David Weiss	Name:	Anthony Reading-Brown
	Printed		Printed

Title:	Assistant Secretary	Title:	VP, Head of Contract Administration

Document Number: 364926

AMENDMENT NO. 1

TO THE SUBADVISORY AGREEMENT

SCHEDULE A

[SCHEDULE LISTING FUND AND FEE RATE OMITTED]

Date:    November 1, 2022

Document Number: 364926